EXHIBIT 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement Nos. 333-179204 and 333-288612 on Form S-8 and Registration Statement Nos. 333-287283 and 333-287286 on Form S-3 of Patriot National Bancorp, Inc. of our report dated April 15, 2025, relating to the consolidated financial statements of Patriot National Bancorp, Inc., appearing in this Annual Report on Form 10-K of Patriot National Bancorp, Inc. for the year ended December 31, 2025.

/s/ RSM US LLP

Hartford, Connecticut
March 31, 2026